UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2019

Solid Biosciences Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38360	90-0943402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Portland Street, Fifth Floor

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 337-4680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2019, following approval of the board of directors (the “Board”), Solid Biosciences Inc. (the “Company”) entered into employment agreements with each of its executive officers, which employment agreements amend and restate the terms of the executive officers’ existing agreements (with the exception of the restrictive covenant provisions contained therein).

The employment agreements set forth the terms of the executive officers’ compensation, including their base salary, and annual performance bonus opportunity. In addition, the employment agreements provide that, subject to eligibility requirements under the plan documents governing such programs and the Company’s policies, the executive officers are entitled, on the same basis as other Company employees to participate in and receive benefits under, any medical, vision and dental insurance policy maintained by the Company and the Company will pay, consistent with its then current employee benefit policy, a portion of the cost of the premiums for any such insurance policy in which the executive officer elects to participate. Each executive officer will also be eligible to receive paid vacation time, sick time, and Company holidays consistent with the Company’s policies as then in effect from time to time and equity awards at such times and on such terms and conditions as the Board may determine.

Pursuant to their respective employment agreements, each of the Company’s named executive officers is entitled to an annual base salary effective as of January 1, 2019 as follows: Ilan Ganot, the Company’s Chief Executive Officer, will be entitled to receive an annual base salary of $520,000; Jorge A. Quiroz, the Company’s Chief Medical Officer, will be entitled to receive an annual base salary of $412,500; and Jennifer Ziolkowski, the Company’s Chief Financial Officer, will be entitled to receive an annual base salary of $380,000. Each executive officer’s base salary will be reviewed by the Board from time to time and is subject to change in the discretion of the Board.

Under their respective employment agreements, each of the Company’s named executive officers is also eligible to earn an annual performance bonus, with a target bonus amount equal to a specified percentage of such officer’s annual base salary, based upon the Board’s assessment of the executive’s performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion. The bonus may be in the form of cash, equity award(s), or a combination of cash and equity. Mr. Ganot will be eligible for an annual discretionary bonus of up to 55% of his base salary. Mr. Quiroz will be eligible for an annual discretionary bonus of up to 40% of his base salary. Ms. Ziolkowski will be eligible for an annual discretionary bonus of up to 40% of her base salary.

Each of Mr. Ganot, Mr. Quiroz and Ms. Ziolkowski will remain bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the restrictive covenants in their existing employment agreements, which provisions shall remain in full force and effect. Under these restrictive covenants, each executive officer has agreed not to compete with the Company during his or her employment and for a period of one year after the termination of his or her employment (provided that Mr. Ganot is not restricted from promoting treatments for, or endeavoring to cure, Duchenne Muscular Dystrophy), not to solicit the Company’s employees, consultants, or actual or prospective customers or business relations during his or her employment and for a period of one year after the termination of his or her employment, and to protect the Company’s confidential and proprietary information indefinitely. In addition, under these restrictive covenants, each executive officer has agreed that the Company owns all inventions that are developed by such executive officer during a specified period of time with respect to any inventions made by the executive officer that are related to the executive officer’s activities while employed by the Company.

Potential Payments upon Termination or Change in Control

The employment agreements and the employment of each of Mr. Ganot, Mr. Quiroz and Ms. Ziolkowski may be terminated as follows: (1) upon the death of the executive officer or at the election of the Company due to the executive officer’s “disability” (as disability is defined in the applicable employment agreement); (2) at the Company’s election, with or without “cause” (as cause is defined in the applicable employment agreement); and (3) at such executive officer’s election, with or without “good reason” (as good reason is defined in the applicable employment agreement).

In the event of the termination of Mr. Ganot’s Mr. Quiroz’s or Ms. Ziolkowski’s employment by the Company without cause, or by such executive officer for good reason, prior to or more than twelve months following a “change in control” (as change in control is defined in his or her employment agreement), the executive officer is entitled to receive his or her base salary that has accrued and to which he or she is entitled as of the termination date, to the extent consistent with Company policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses the executive officer has timely submitted appropriate documentation, and other amounts or benefits to which the executive officer is entitled in accordance with the terms of the benefit plans then-sponsored by the Company (collectively, the “Accrued Obligations”). In addition, subject to the executive officer’s execution and nonrevocation of a release of claims in the Company’s favor, the executive officer is entitled to (1) continued payment of his or her base salary, in accordance with the Company’s regular payroll procedures, for a period of 12 months and (2) provided he or she is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by the Company of the portion of health coverage premiums the Company pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his or her date of termination.

In the event of the termination of Mr. Ganot’s, Mr. Quiroz’s or Ms. Ziolkowski’s employment by the Company without cause, or by such executive officer for good reason within twelve months following a change in control, the executive officer is entitled to receive the Accrued Obligations. In addition, subject to the executive officer’s execution and nonrevocation of a release of claims in the Company’ favor, the executive officer is entitled to (1) continued payment of his or her base salary, in accordance with the Company’s regular payroll procedures, for a period of 18 months, in the case of Mr. Ganot, and for a period of 12 months in the case of Mr. Quiroz and Ms. Ziolkowski, (2) provided the executive officer is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by the Company of the portion of health coverage premiums the Company pays for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months following his date of termination in the case of Mr. Ganot, and for a period of up to 12 months following his or her date of termination in the case of Mr. Quiroz and Ms. Ziolkowski, (3) a lump sum payment equal to 150%, in the case of Mr. Ganot, and 100% in the case of Mr. Quiroz and Ms. Ziolkowski, of the executive officer’s target bonus for the year in which his or her employment is terminated or, if higher, the executive officer’s target bonus immediately prior to the change in control and (4) full vesting acceleration of any then-unvested equity awards that vest based solely based on the passage of time held by the executive officer, such that any such equity awards held by the executive officer become fully exercisable or non-forfeitable as of the termination date.

If Mr. Ganot’s, Mr. Quiroz’s or Ms. Ziolkowski’s employment is terminated for any other reason, including as a result of the executive officer’s death or disability, for cause, or voluntarily by the executive officer without good reason, the Company’s obligations under the employment agreement cease immediately, and the executive officer is only entitled to receive the Accrued Obligations.

The foregoing summary of the employment agreements is qualified in its entirety by reference to the form of employment agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLID BIOSCIENCES INC.

Date: January 28, 2019	By:	/s/ Jennifer Ziolkowski
Name: Jennifer Ziolkowski
Title: Chief Financial Officer